UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 4, 2006

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware	No. 88-0326081
(State of Incorporation)	(I.R.S. Employer Identification No.)
980 Greg Street, Sparks, Nevada	89431
(Address of principal executive offices)	(Zip code)

Not Applicable

(Former name or former address, if changed since last report)

Registrant's telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01    Entry into a Material Definitive Agreement

Item 8.01    Other Events

Item 9.01    Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-1.1	Underwriting Agreement

Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2006, Ormat Technologies, Inc. (the "Company") entered into an underwriting agreement with Lehman Brothers Inc. and Goldman, Sachs & Co., for themselves and as representatives of the several underwriters named therein (the "Underwriters") related to its follow-on public offering of 3,500,000 shares of the Company's common stock, par value $0.001 per share. The Underwriters have agreed to purchase the shares from the Company pursuant to the underwriting agreement at a price of $33.814 per share, representing a discount of $1.686 per share from the public offering price of $35.50 per share.

The shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-131064). The offering is scheduled to close on April 10, 2006, subject to customary closing conditions.

The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 8.01. Other Events.

On April 4, 2006, the Company issued a press release entitled "Ormat Technologies Prices Follow-On Offering of 3.5 Million Shares of Common Stock" announcing the pricing of the abovementioned follow-on public offering of 3,500,000 shares of the Company's common stock, par value $0.001 per share, at $35.50 per share. The Company estimates that the net proceeds resulting from the offering will be approximately $117.2 million after deducting fees and commissions and estimated offering expenses associated with the offering.

For more information, see the Company's press release dated April 4, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

1.1	Underwriting Agreement, dated April 4, 2006, by and among the Company, Lehman Brothers Inc. and Goldman, Sachs & Co., for themselves and as representatives of the several underwriters named therein.

99.1	Press release of the Company dated April 4, 2006.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Registrant's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006 and the Preliminary Prospectus Supplement filed with the Securities and Exchange Commission on March 28, 2006.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. (Registrant)

By	/s/ Yehudit Bronicki Yehudit Bronicki Chief Executive Officer

Date: April 4, 2006

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 4, 2006, by and among the Company, Lehman Brothers Inc. and Goldman, Sachs & Co., for themselves and as representatives of the several underwriters named therein.
99.1	Press Release of Registrant dated April 4, 2006